UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2021

Devon Energy Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-32318	73-1567067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 W. SHERIDAN AVE., OKLAHOMA CITY, OKLAHOMA	73102-5015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	DVN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 11, 2021, WPX Energy, Inc. (“WPX”), a wholly-owned subsidiary of Devon Energy Corporation (the “Company”), notified The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) under that certain Indenture, dated as of September 8, 2014, between WPX and the Trustee (as supplemented, the “Indenture”), of its intention to redeem the aggregate principal amounts set forth below with respect to the following notes issued under the Indenture:

•	$210,000,000 of the 5.250% Senior Notes due 2027 (the “2027 Notes”);

•	$175,000,000 of the 5.875% Senior Notes due 2028 (the “2028 Notes”); and

•	$315,000,000 of the 4.500% Senior Notes due 2030 (the “2030 Notes” and, together with the 2027 Notes and the 2028 Notes, the “Notes”).

Such Notes will be redeemed in accordance with the terms set forth in the Indenture regarding the redemption of Notes following a cash equity contribution to, or other equity offering by, WPX. The redemption price will equal (1) 105.250%, 105.875% and 104.500% of the principal amount of the 2027 Notes, the 2028 Notes and 2030 Notes being redeemed, respectively, plus (2) accrued and unpaid interest, if any, up to, but not including, the applicable redemption date. The funds for the redemption will be contributed to WPX by the Company on or prior to the applicable redemption date, which is March 26, 2021 for the 2028 Notes and the 2030 Notes being redeemed and April 10, 2021 for the 2027 Notes being redeemed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVON ENERGY CORPORATION

By:	/s/ Jeffrey L. Ritenour
Jeffrey L. Ritenour
Executive Vice President and Chief Financial Officer

Date: March 11, 2021